 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of The Players Network (“Company”) dated July 17, 2009, of our report dated April 14, 2009 relating to the Company’s financial statements appearing in the Form 10-K for the year ended December 31, 2008.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

July 17, 2009